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                                                                Exhibit 23.1


                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-57257) of Ziff Davis Inc. of our reports relating to the consolidated financial statements of Ziff Davis Inc. dated March 28, 2000, except as to notes 1, 21, and 22 which are as of April 13, 2000, and our report on the combined financial statements of ZDNet dated March 28, 2000, except as to note 16, which is as of April 13, 2000, appearing on pages F14 and F62, respectively, of this Form 10-K.


/s/ PricewaterhouseCoopers LLP
    New York, NY
    April 13, 2000